    Exhibit 10.22
NEUROGENE INC.
2023 EQUITY INCENTIVE PLAN
GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Neurogene Inc., a Delaware corporation (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) specified below (the “Award”) under the Neurogene Inc. 2023 Equity Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:
Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, so long as the Participant remains continuously employed by the Company or its Subsidiaries from the Grant Date through each such vesting date: 33⅓% of the RSUs shall vest on each of the first three anniversaries of the Vesting Commencement Date.

By accepting this Grant Notice, the Participant acknowledges that the Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

NEUROGENE INC.

By:
Name:
Title:

PARTICIPANT

[Name]

Signature Page to
Grant Notice for
Restricted Stock Unit Award

EXHIBIT A

NEUROGENE INC.
2023 EQUITY INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Restricted Stock Units granted pursuant to the Neurogene Inc. 2023 Equity Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Restricted Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
1.TERMS OF RESTRICTED STOCK UNITS
Neurogene Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of Restricted Stock Units (the “Award” or “RSUs”) specified in the Grant Notice, with each RSU representing the right to receive one share of Common Stock. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of RSUs as set forth in the Grant Notice. RSUs that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” RSUs awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”
(b)As soon as administratively practicable following the vesting of the RSUs pursuant to the Grant Notice and this Section 2, but in no event later than 30 days after each vesting date, the Company shall deliver to the Participant shares of Common Stock equal to the number of RSUs that became Vested RSUs on such date.
(c)Upon the Participant’s Termination of Employment is for any reason any then Unvested RSUs shall be forfeited and canceled effective as of the date of such Termination of Employment.
3.RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
Exhibit A
Standard Terms and Conditions for
Restricted Stock Units

(a)The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs (including any voting rights or rights to dividends or distributions paid on shares of Common Stock, except as provided in Section 3(b)) unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to the Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(b)Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Common Stock upon settlement of RSUs and (ii) the time when the Participant’s right to receive Common Stock upon settlement of RSUs is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled, as a Dividend Equivalent, to a number of additional whole RSUs determined by dividing (x) the product of (A) the dollar amount of such cash dividend paid per share of Common Stock and (B) the total number of outstanding RSUs (including dividend equivalents paid thereon) held by the Participant on the record date for such dividend, by (y) the Fair Market Value per share of Common Stock on the date such dividend is paid to holders of Common Stock generally. Such Dividend Equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the Dividend Equivalents were credited.
4.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.INCOME TAXES
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or Affiliate for which the Participant provides services (the “Service Recipient”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends, Dividend Equivalents or other distributions paid on the shares of Common Stock, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax-withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy any withholding obligations the Company and/or the Service Recipient may have for Tax-Related Items. In this regard, the Participant authorizes the Company to satisfy any withholding obligation for Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock to be issued upon settlement of the Vested RSUs through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); provided, however, if the proceeds from such sale of shares of Common Stock are not sufficient to fully satisfy any withholding obligation for Tax-Related Items, the Participant authorizes the Company to satisfy such excess withholding obligation by withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company or the Service Recipient.
(c)The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in shares of Common Stock.
(d)The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.
6.NONTRANSFERABILITY OF AWARD
Except as permitted by the Committee or as permitted under Section 17 of the Plan, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.
7.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.
8.LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.

Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.
9.NO LIABILITY OF COMPANY

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the nonissuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of the Award.
10.GENERAL
(a)In the event that any provision of the Grant Notice or these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the Grant Notice and these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Grant Notice or these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan, the Grant Notice or these Standard Terms and Conditions. Unless the context requires otherwise, all references to laws and regulations refer to such laws and regulations as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation.
(c)The Grant Notice and these Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)The Grant Notice and these Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)All questions arising under the Plan, the Grant Notice or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
11.CLAWBACK

By accepting the Award, the Participant is agreeing (i) to repay any incentive-based compensation the Participant receives, whether paid pursuant to this Award or any other incentive-based compensation plan or agreement maintained in the past or adopted in the future by the Company, to the extent repayment is required under any clawback policy heretofore or hereafter adopted by the Company in compliance with stock exchange rules and Section 10D of the Exchange Act regarding erroneously awarded compensation, (ii) that the repayment of any incentive-based compensation as described in (i) shall not be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between the Participant and the Company or benefit plan covering the Participant, and (iii) that the Company shall not indemnify the Participant against any liability or loss (including without limitation the loss of any incentive-based compensation, any payment or reimbursement for the cost of third-party insurance purchased by the Participant to fund potential recovery obligations with respect to any clawback policy maintained by the Company, or any judgments, fines, taxes, penalties or amounts paid in settlement by or on behalf of the Participant) incurred by the Participant in connection with or as a result of any action taken by the Company to enforce the terms of any clawback policy or provision applicable to the Participant (a “Clawback Proceeding”), or provide any indemnification or advancement of expenses (including attorneys’ fees) incurred by the Participant in connection with any such Clawback Proceeding.
12.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the RSUs and the Common Stock via Company web site or other electronic delivery.

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